CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the registration statement on Form N-14 ("Registration Statement") of the following:

  Our report dated February 14, 2002, relating to the financial statements and financial highlights, which appears in the December 31, 2001 Annual Report to Shareholders of LB Series Fund, Inc., which was incorporated by reference in Post-Effective Amendment No. 27 to the registration statement on Form N-1A filed on April 30, 2002 which is incorporated by reference into the Registration Statement.

  Our report dated February 7, 2003, relating to the financial statements and financial highlights, which appears in the December 31, 2002 Annual Report to Shareholders of LB Series Fund, Inc. which is incorporated by reference into the Registration Statement.

  Our report dated February 7, 2002, relating to the financial statements and financial highlights, which appears in the December 31, 2001 Annual Report to Shareholders of AAL Variable Product Series Fund, Inc., which was incorporated by reference in Post-Effective Amendment No. 15 to the registration statement on Form N-1A filed on May 13, 2002 which is incorporated by reference into the Registration Statement.

  Our report dated February 7, 2003, relating to the financial statements and financial highlights, which appears in the December 31, 2002 Annual Report to Shareholders of AAL Variable Product Series Fund, Inc. which is incorporated by reference into the Registration Statement.

We also consent to the references to us under the heading "Financial Highlights" in Appendix B attached to the Registration Statement and under the heading "Financial Highlights" in Appendix C attached to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
February 18, 2003